EXHIBIT 23.1





            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM




     We herby consent to the use in this Registration Statement on Form SB-2 of our report dated February 9, 2006 relating to the December 31, 2005 financial statements of Premier Alliance Group, Inc.





Scharf Pera & Co., PLLC
Certified Public Accountants
Charlotte, North Carolina
March 9, 2006